Exhibit 10.3

CLASS B WARRANT

NO. ___	PAULSON CAPITAL CORP. (AN OREGON CORPORATION)	13,559,407 Shares

WARRANT TO PURCHASE SERIES B PREFERRED STOCK

VOID AFTER 5:30 P.M., EASTERN

TIME, ON THE EXPIRATION DATE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF (A) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE ACT OR (B) AN OPINION OF COUNSEL THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE WITH RESPECT TO SUCH TRANSFER OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Warrant Shares: _______	Initial Exercise Date: _________ ___, 2013

THIS CLASS B PURCHASE WARRANT (the “Warrant”) certifies that, subject to the last sentence of this paragraph, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the six month anniversary of the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the two (2) year anniversary of the Initial Exercise Date (the “Expiration Date”) but not thereafter, to subscribe for and purchase from Paulson Capital Corp., an Oregon corporation (the “Company”), up to 13,559,407 shares (as subject to adjustment hereunder, the “Warrant Stock”) of Series B Preferred Stock of the Company (the “Series B Preferred Stock”). The purchase price of one share of Series B Preferred Stock under this Warrant shall be deemed to be equal to $0.35 per share (the “Warrant Price”) without any payment of consideration by the Holder upon exercise, as provided herein. The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth. The term “Common Stock” shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon conversion of the Series B Preferred Stock. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated as of the date hereof, entered into by the Company, the Holder and the other signatories thereto. Notwithstanding anything to the contrary in this Warrant, this Warrant shall not be exercisable until such time as Shareholder Approval shall have been obtained.

1.             Exercise of Warrant.

a.             The Holder may exercise this Warrant according to its terms by delivering the Notice of Exercise attached hereto having then been duly executed by the Holder for the number of shares of the Warrant Stock specified in the Notice of Exercise. The Holder shall not be required to surrender this Warrant in order to effect an exercise hereunder, unless the Holder has purchased all of the Warrant Stock available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company at the address set forth in Section 10 for cancellation as soon as practicable after the date the final Notice of Exercise is delivered to the Company. Execution and delivery of the Notice of Exercise with respect to less than all of the Warrant Stock shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of shares of Warrant Stock.

b.             On or before the first (1st) trading day following the date on which the Company has received the Notice of Exercise, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Notice of Exercise to the Holder and the Company’s transfer agent for the Series B Preferred Stock (it being understood that the Company may act as its own transfer agent for the Series B Preferred Stock (the “Transfer Agent”). On or before the third (3rd) trading day following the date on which the Company has received the Notice of Exercise, so long as the Holder delivers to the Company an amount equal to the applicable Warrant Price multiplied by the number of shares of Warrant Stock as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds (or notice of a Cashless Exercise) on or prior to the third (3rd) trading day following the date on which the Company has received the Notice of Exercise (the “Warrant Stock Delivery Date”) (provided that if the Aggregate Exercise Price has not been delivered by such date, the Warrant Stock Delivery Date shall be two (2) trading days after the Aggregate Exercise Price is delivered), the Company shall issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Series B Preferred Stock to which the Holder is entitled pursuant to such exercise.

c.             Cashless Exercise. Intentionally omitted.

d.             Automatic Exercise. On the date that Shareholder Approval (as defined in the Subscription Agreement) is obtained by the Company, this Warrant shall automatically, and without further action on the part of the Holder, be exercised into 13,559,407 shares of Warrant Stock (the “Automatic Conversion”) without payment of any Exercise Price, in cash or otherwise, and this Warrant shall thereupon cancel and be of no further force or effect. Notwithstanding the foregoing, upon the occurrence of the Automatic Conversion, the Holder will not be required to tender any further payment to the Company in consideration for the shares of Warrant Stock issuable upon such Automatic Conversion, which shall be issued and delivered pursuant to the terms of this Section 1.

2.             Disposition of Warrant Stock and Warrant.

a.             The Holder hereby acknowledges that it is acquiring the Warrant and the Warrant Stock (other than if exercised pursuant to a “Cashless Exercise”) for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same; provided, however, that by making the representations herein, the Holder does not agree to hold any of the Warrant or the Warrant Stock for any minimum or other specific term and reserves the right to dispose of the Warrant and/or the Warrant Stock at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act of 1933, as amended (the “Securities Act”). Notwithstanding the foregoing, the Company acknowledges that the Holder may dispose of the Warrant Stock at any time in accordance with or pursuant to an effective registration statement registering the Warrant Stock for resale or pursuant to a valid exemption under the Securities Act.

b.             If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Securities Act, any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF (A) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE ACT OR (B) AN OPINION OF COUNSEL THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE WITH RESPECT TO SUCH TRANSFER OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

3.             Reservation of Shares. From and after receipt of Shareholder Approval, the Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Series B Preferred Stock as shall be required for issuance upon exercise of this Warrant and such number of shares of its Common Stock as shall be required for issuance upon conversion of the Series B Preferred Stock. The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

4.             Exchange, Transfer or Assignment of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Series B Preferred Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

5.             Capital Adjustments. This Warrant is subject to the following further provisions:

a.             Share Issuance. For as long as this Warrant remains outstanding and unexpired, other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity which holders of such securities or debt are not at any time granted registration rights equal to or greater than those granted to the Holders, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not primarily for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights equal to or greater than those granted to the Holders, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans that have been approved by a majority of the stockholders and a majority of the independent members of the board of directors of the Company or in existence as such plans are constituted on the Closing Date, (iv) securities issued upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Closing Date on the terms in effect on the Closing Date, (v) as a result of the exercise of Warrants or conversion of Preferred Stock issued pursuant to the Subscription Agreement, (vi) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to consultants and service providers approved by a majority in amount of the outstanding Warrant Stock, held as of the date of approval by the original Holder (“Subscriber Consent”), (vii) any and all securities required to be assumed by the Company by the terms thereof as a result of any of the foregoing even if issued by a predecessor acquired in connection with a business combination, merger or share exchange and (viii) the issuance of any participating security and any distribution thereon, solely to the holders of Company securities in order to provide for the distribution to such holders of the Company’s interest in Paulson Investment Company, Inc. (collectively, the foregoing (i) through (viii) are “Excepted Issuances”), if the Company shall issue any Common Stock except for the Excepted Issuances prior to the complete exercise of this Warrant, for a consideration less than the Warrant Price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Warrant Price shall be reduced to such other lower price for then outstanding Warrants. For purposes of this adjustment, any agreement entered for or the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Warrant Price upon the issuance of the above-described security, debt instrument, warrant, right, or option if such issuance is at a price lower than the Warrant Price in effect upon such issuance and again at any time upon any actual, permitted, optional, or allowed issuances of shares of Common Stock upon any actual, permitted, optional, or allowed exercise of such conversion or purchase rights if such issuance is at a price lower than the Warrant Price in effect upon any actual, permitted, optional, or allowed such issuance. Common Stock issued or issuable by the Company for no consideration will be deemed issuable or to have been issued for $0.0001 per share of Common Stock.

b.             Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately adjusted.

c.             Stock Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then (i) the Warrant Price shall be adjusted in accordance with Section 5(f) and (ii) the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Series B Preferred Stock Stock that the Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

d.             Distributions; Purchase Rights. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all of the holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the date of issuance of this Warrant, then in each such case, the Company shall reserve shares or other units of such Securities for distribution to the Holder upon exercise of this Warrant (and subsequent conversion of the underlying shares of Series B Preferred Stock) so that, in addition to the shares of the Common Stock to which such Holder is entitled, such Holder will receive upon such exercise (and subsequent conversion) the amount and kind of such Distribution which such Holder would have received if the Holder had, immediately prior to the record date for the Distribution, exercised this Warrant in full and converted the underlying shares of Series B Preferred Stock (without regard to any limitations on exercise hereof or limitations on conversion thereof) (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Holder’s ownership limitations as set forth in Section 6 herein, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the maximum limitations of the Holder’s ownership, as set forth in Section 6 herein, at which time the Holder shall be granted such right to the same extent as if there had been no such limitation). If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (and complete conversion of the underlying shares of Series B Preferred Stock) (without taking into account any limitations or restrictions on the exercise of this Warrant or on the conversion of the Series B Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Holder’s ownership limitations as set forth in Section 6 herein, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Purchase Right to such extent) and the portion of such Purchase Right shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the maximum limitations of the Holder’s ownership, as set forth in Section 6 herein, at which time the Holder shall be granted such right to the same extent as if there had been no such limitation).

e.             Fundamental Transaction. If, at any time while this Warrant is outstanding, the Company completes a Fundamental Transaction then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each share of Warrant Stock that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 6 on the exercise of this Warrant), the number of shares of Preferred Stock (with the same rights and designations as the Series B Preferred Stock)of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Series B Preferred Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (subject to the limitations on exercise set forth in Section 6 of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Preferred Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Warrant, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Preferred Stock (with the same rights and designations as the Series B Preferred Stock) acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. For purposes hereof, (i) “Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its Subsidiaries to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination, or any Person who is a holder of the Company’s securities on the date hereof or who is a Holder), or (v) reorganize, recapitalize or reclassify its Common Stock or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (x) 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock (other than any Person who is a holder of the Company’s securities on the date hereof or who is a Holder) or (y) 50% or more of the shares of Voting Stock of the Company not held by such Person or Persons as of the date hereof (other than any Person who is a holder of the Company’s securities on the date hereof or who is a Holder), (ii) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), (iii) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof and (iv) “Subsidiary” means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

f.             Warrant Price Adjustment. Except as otherwise provided herein, whenever the number of shares of Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying the Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately thereafter.

g.             Certain Shares Excluded. The number of shares of Common Stock or Series B Preferred Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

h.             Deferral and Cumulation of De Minimis Adjustments. The Company shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one (1%) percent of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment.

i.              Duration of Adjustment. Following each computation or readjustment as provided in this Section 5, the new adjusted Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

6.             Limitation on Exercises.

a.             Notwithstanding anything to the contrary set forth in this Warrant, at no time may all or a portion of the Warrant be exercised if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (the “4.99% Beneficial Ownership Limitation”); provided, however, that upon the Holder providing the Company with sixty-one (61) days’ advance notice (the “4.99% Waiver Notice”) that the Holder would like to waive this Section 6 (a) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 6 (a) will be of no force or effect with regard to all or a portion of this Warrant referenced in the 4.99% Waiver Notice.

b.            Notwithstanding anything to the contrary set forth in this Warrant, at no time may all or a portion of this Warrant be exercised if the number of shares of Common Stock to be issued pursuant to such exercise, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time (the “9.99% Beneficial Ownership Limitation” and the lower of the 9.99% Beneficial Ownership Limitation and the 4.99% Beneficial Ownership Limitation then in effect, the “Maximum Percentage”)).

c.             By written notice to the Company, the Holder may from time to time decrease the Maximum Percentage to any other percentage specified in such notice.

d.             For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported, which in any event are convertible or exercisable, as the case may be, into shares of the Company’s Common Stock within 60 days’ of such calculation and which are not subject to a limitation on conversion or exercise analogous to the limitation contained herein. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

e.             The provisions of this Section 6 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

f.             Issuance Restrictions (i) If the Company has not obtained the approval of its shareholders in accordance with NASDAQ Listing Rule 5635(d), then the Company may not issue upon exercise of this Warrant a number of shares of Series B Preferred Stock convertible into such number of shares of Common Stock, which, when aggregated with any shares of Common Stock (i) issued pursuant to the Subscription Agreement, (ii) underlying the shares of Series A Preferred Stock issued pursuant to the Subscription Agreement; (iii) issuable upon prior exercise of this or any other Warrant issued pursuant to the Subscription Agreement and (iv) issuable pursuant to any warrants issued to any registered broker-dealer as a fee in connection with the issuance of Securities pursuant to the Subscription Agreement, would exceed 19.99% of the issued and outstanding shares of Common Stock, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the Subscription Agreement (such number of shares, the “Issuable Maximum”). The Holder and the holders of the other Warrants issued pursuant to the Subscription Agreement shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the Holder’s original Aggregate Purchase Price by (y) the aggregate original Aggregate Purchase Price of all holders pursuant to the Subscription Agreement. In addition, the Holder may allocate its pro-rata portion of the Issuable Maximum among Warrants held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Holder no longer holds any Warrants and the amount of shares issued to such Holder pursuant to its Warrants was less than such Holder’s pro-rata share of the Issuable Maximum. For avoidance of doubt, unless and until any required Shareholder Approval is obtained and effective, warrants issued to any registered broker-dealer as a fee in connection with the Securities issued pursuant to the Subscription Agreement as described in clause (iii) above shall provide that such warrants shall not be allocated any portion of the Issuable Maximum and shall be unexercisable unless and until such Shareholder Approval is obtained and effective. Notwithstanding anything herein to the contrary, the Issuance Restrictions of this Section 6 shall be inapplicable to any Warrants issued at the greater of the book or market value pursuant to NASDAQ Rule 5635(d), other than the provisions of Section 5(a) which shall be subject to Subscriber Consent (as defined in Section 5(a).

7.             Notice to Holders.

a.             Notice of Record Date. In case:

(i)            the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(ii)          of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(iii)         of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least thirty (30) days prior to the record date therein specified, or if no record date shall have been specified therein, at least thirty (30) days prior to such specified date, provided, however, failure to provide any such notice shall not affect the validity of such transaction.

b.             Certificate of Adjustment. Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make a certificate signed by its Chairman, Chief Executive Officer, President, Vice President, Chief Financial Officer or Treasurer, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

8.             Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

9.             Warrant Holder Not a Stockholder. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

10.           Notices. Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, to the Company at its principal executive offices located at 1331 N.W. Lovejoy Street, Suite 720, Portland, OR 97209, Attn: Chief Executive Officer, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

11.           Choice of Law. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

12.           Jurisdiction and Venue. The Company and Holder hereby agree that any dispute which may arise between them arising out of or in connection with this Warrant shall be adjudicated before a court located in New York County, New York and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of York located in New York County with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Warrant or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth herein or such other address as either party shall furnish in writing to the other.

13.           Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent signed by both (a) the Company and (b) holders of Warrants representing fifty-one percent (51%) of the Warrant Stock then outstanding and not exercised.

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by its duly authorized officers, as of this __ day of [___], 2013.

Paulson Capital Corp.

By:	/s/ Chester L.F. Paulson
Name: Chester L.F. Paulson
Title: President & CEO

NOTICE OF EXERCISE

TO:	Paulson Capital Corp.

1331 N.W. Lovejoy Street, Suite 720

Portland, OR 97209

Attn: Chief Executive Officer

Tel: (503) 243-6000

Fax: (___) ___-____

(1)     The undersigned hereby elects to purchase ______________ shares of Warrant Stock of the Company pursuant to the terms of the attached Warrant to Purchase Series B Preferred Stock, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)     Payment shall take the form of (check applicable box):

☐     in lawful money of the United States; or

☐     if permitted, the cancellation of __________ shares of Warrant Stock in order to exercise this Warrant with respect to ____________ shares of Warrant Stock (using a VWAP of $______ for this calculation), in accordance with the formula and procedure set forth in subsection 1(c).

☐     if permitted, the cancellation of such number of shares of Warrant Stock as is necessary, in accordance with the formula and procedure set forth in subsection 1(c), to exercise this Warrant with respect to the maximum number of shares of Warrant Stock purchasable pursuant to a cashless exercise.

(3)     Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

The shares of Warrant Stock shall be delivered to the following DWAC Account Number, if permitted, or by physical delivery of a certificate to:

(4)     Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.1

1 . The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name and Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

     FOR VALUE RECEIVED, all of or                 shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

  Dated:                      ,

Holder’s Name:

Holder’s Signature:

Name and Title of Signatory:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever.